SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

82 Devonshire Street
Boston, MA 02109

2nd Request
Urgent Proxy Information
Please cast your ballot now!

Dear Shareholder:

Several weeks ago, we mailed you proxy information so that you could vote on important proposals which affect your fund(s). This information described each proposal and asked for your vote on these important issues.

Your vote is very important -- no matter how large or small your holdings may be, or whether your shares are in a 401 (k), 401 (b) or other employer-sponsored plan or other account.

The Special Meeting of Shareholders scheduled for April 18, 2001 cannot be held until we receive a majority of the votes. If you have more than one account in the fund(s), you will receive a separate ballot card for each account. Please vote each card you receive.

Voting is quick and easy. Everything you need to vote your proxy is enclosed.

To Vote By Mail
Please mail your signed proxy card(s) in the postage-paid envelope right away.
To Vote By Touch Tone Telephone, Toll-Free!
Please call the toll-free number on your proxy ballot card(s) and follow the recorded instructions.
To Vote by Independent Proxy Representative-Assisted Telephone, Toll-Free!

Please call 1-800-848-3155 weekdays from 8:00 AM to 10:00 PM, and Saturday, from 11:00 AM to 6:00 PM, Eastern time. Your call will be answered by a representative of D.F. King, an independent proxy solicitation firm. For identification purposes, their representative will ask you for the last 4 digits of your Social Security number or tax ID number and confirm your address before recording your vote.

To Vote by Fax, Toll-Free!
Please fax both sides of your signed proxy card(s) to the proxy tabulator at 1-888-451-VOTE (1-888-451-8683).

If you have already voted, thank you for your response. If you have any further questions, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

Sincerely,

/s/Edward C. Johnson 3d

Edward C. Johnson 3d

Chairman and Chief Executive Officer

ABD-PXL2-0201
1.755908.100